JOHN HANCOCK TRUST
AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT
     AMENDMENT (the “Amendment”) made this ___ day of ___, 2009, to the Amended and Restated Advisory Agreement dated September 30, 2008, between John Hancock Trust, a Massachusetts business trust (the “Trust”) and John Hancock Investment Management Services, LLC, a Delaware limited liability company (“JHIMS” or the “Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:
1. CHANGE IN APPENDIX A
     Appendix A is amended to add the advisory fee for the following portfolios:
Balanced Trust
Core Fundamental Holdings Trust
Core Global Diversification Trust
Core Allocation Trust
Core Balanced Trust
Core Disciplined Diversification Trust
International Index Trust
     (the “Portfolios”)
2. EFFECTIVE DATE
          The Amendment shall become effective with respect to the Portfolios on the later of:
(i) the date of its execution and (ii) approval by the Board of Trustees of the Trust of the Amendment.

John Hancock Trust

By:

John Hancock Investment Management Services, LLC

By:

APPENDIX A
ADVISORY FEE SCHEDULE
     The Adviser shall serve as investment adviser for each Portfolio of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Adviser Fee”).
     The term Aggregate Net Assets in the chart below includes the net assets of a Portfolio of the Trust. It also includes with respect to certain Portfolios as indicated in the chart the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Portfolio also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.
     For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Portfolio and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.
     The Adviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Adviser Fee for each Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.
     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Advisory Fee Schedules

Aggregate Net Assets Include the Net
Assets of the following funds in
Trust Portfolio	addition to the Trust Portfolio	Advisory Fee of the Trust Portfolio
Balanced Trust	(Not Applicable)	0.8400% — first $250 million; and
0.8225% — next $250 million;
0.8125%— next $500 million;
0.8000% — excess over $1 billion;

International Index Trust	(Not Applicable)	0.49% — first $500 million;
0.475% — excess over $500 million.
Core Disciplined Diversification Trust
Core Allocation Trust
Core Balanced Trust
The Adviser shall serve as investment adviser for the Core Disciplined Diversification Trust, Core Allocation Trust and Core Balanced Trust (each a “Fund of Funds”).
The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each Fund of Fund, a fee as follows (the “Adviser Fee”):
The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds (“Affiliated Fund Assets”) and (b) a fee on net assets not invested in Affiliated Funds (“Other Assets”). Affiliated Funds are any fund of John Hancock Trust, John Hancock Funds II and John Hancock Funds III excluding the following John Hancock Trust funds: Money Market Trust B, 500 Index Trust B, International Equity Index Trust B, Bond Index Trust B.
(a) The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the net assets of the Fund of Funds determined in accordance with the following schedule, and that rate is applied to the Affiliated Fund Assets of the Fund of Funds.
Advisory Fee on Affiliated Fund Assets
0.050% — first $500 million of net assets
0.040%— on excess over $500 million
(b) The fee on Other Assets is stated as an annual percentage of the current value of the net assets of the Fund of Funds determined in accordance with the following schedule, and that rate is applied to the Other Assets of the Fund of Funds.
Advisory Fee on Other Assets
0.500% — first $500 million of net assets
0.490%— on excess over $500 million
     For purposes of determining Net Assets of the Fund of Funds and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of the Fund of Funds, Affiliated Fund Assets and Other Assets are determined as of the close of business on the previous business day of the Trust.

     The fee on Affiliated Fund Assets for the Fund of Funds shall be based on the applicable annual Affiliated Funds fee rate for the Fund of Funds which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Affiliated Funds Fee Table to the applicable portions of Net Assets of the Fund of Funds divided by (ii) Net Assets of the Fund of Funds (the “Applicable Annual Affiliated Funds Fee Rate”).
     The fee on Other Assets for the Fund of Funds shall be based on the applicable annual Other Assets fee rate for the Fund of Funds which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Net Assets of the Fund of Funds divided by (ii) Net Assets of the Fund of Funds (the “Applicable Annual Other Assets Fee Rate”).
     The fee on Affiliated Fund Assets for the Fund of Funds shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Fund of Funds. Fees shall be paid either by wire transfer or check, as directed by the Adviser.
     The fee on Other Assets for the Fund of Funds shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Fund of Funds. Fees shall be paid either by wire transfer or check, as directed by the Adviser.
     The daily Adviser Fee for the Fund of Funds shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets.
     If, with respect to the Fund of Funds, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Core Fundamental Holdings Trust
Core Global Diversification Trust
The Adviser shall serve as investment adviser for the Core Fundamental Holdings Trust and Core Global Diversification Trust (each a “American Fund of Funds”).
The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to each American Fund of Fund, a fee as follows (the “Adviser Fee”):
The Adviser Fee has two components: (a) a fee on net assets invested in Affiliated Funds (“Affiliated Fund Assets”) and (b) a fee on net assets not invested in Affiliated Funds (“Other Assets”). Affiliated Funds are any fund of John Hancock Trust, John Hancock Funds II and John Hancock Funds III excluding the following John Hancock Trust funds: Money Market Trust B, 500 Index Trust B, International Equity Index Trust B, Bond Index Trust B and any fund of American Fund Insurance Series.
(a) The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the net assets of the American Fund of Funds determined in accordance with the following schedule, and that rate is applied to the Affiliated Fund Assets of the American Fund of Funds.
Advisory Fee on Affiliated Fund Assets
0.050% — first $500 million of net assets
0.040%— on excess over $500 million
(b) The fee on Other Assets is stated as an annual percentage of the current value of the net assets of the American Fund of Funds determined in accordance with the following schedule, and that rate is applied to the Other Assets of the American Fund of Funds.
Advisory Fee on Other Assets
0.500% — first $500 million of net assets
0.490%— on excess over $500 million
     For purposes of determining Net Assets of the American Fund of Funds and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of the American Fund of Funds, Affiliated Fund Assets and Other Assets are determined as of the close of business on the previous business day of the Trust.
     The fee on Affiliated Fund Assets for the American Fund of Funds shall be based on the applicable annual Affiliated Funds fee rate for the American Fund of Funds which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Affiliated Funds Fee Table to the applicable portions of Net Assets of the American Fund of Funds divided by (ii) Net Assets of the American Fund of Funds (the “Applicable Annual Affiliated Funds Fee Rate”).
     The fee on Other Assets for the American Fund of Funds shall be based on the applicable annual Other Assets fee rate for the American Fund of Funds which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Net Assets of the American Fund of Funds divided by (ii) Net Assets of the American Fund of Funds (the “Applicable Annual Other Assets Fee Rate”).
     The fee on Affiliated Fund Assets for the American Fund of Funds shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the American Fund of Funds. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

     The fee on Other Assets for the American Fund of Funds shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the American Fund of Funds. Fees shall be paid either by wire transfer or check, as directed by the Adviser.
     The daily Adviser Fee for the American Fund of Funds shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets.
     If, with respect to the American Fund of Funds, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date of such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.